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                                     EXHIBIT 24.1




                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Form S-8 registration statement of our report, dated April 19, 1998, on the financial statements of Prime Companies, Inc., and to reference to our firm under the caption "experts" in the prospectus.


San Francisco CA
January 21, 1999

GILBERT & COMPANY
CERTIFIED PUBLIC ACCOUNTANT